Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Robert D. Cozzone, President and Chief Executive Officer of Avidia Bancorp, Inc. (the “Company”), certify in my capacity as an officer of the Company that I have reviewed the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Report”) and that to the best of my knowledge:

1.
The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2025	/s/ Robert D. Cozzone
Robert D. Cozzone
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company, will be retained by the Company, and furnished to the Securities and Exchange Commission or its staff upon request.